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                                  THE HARTFORD

                                                     Filed pursuant to Rule 433
                                          Registration Statement No. 333-130089

                            NOT LESS THAN $100,000,000
                      6YR 3-MONTH LIBOR FLOATING RATE NOTES

Issuer:                         Hartford Life Global Funding

Description:                    Floating Rate Senior Notes

Issue Ratings:                  Aa3 / AA- / AA

Par Amount:                     $100,000,000

Distribution rate:              3 month LIBOR + 13 basis points

Maturity:                       March 15, 2013

Minimum Denomination:           $1,000

Trade Date:                     March 16, 2007

Settlement Date:                March 23, 2007

Day Count Convention:           ACT/360

Interest Payment Frequency:     Quarterly

Interest Payment Dates:         15th day of June, September, December and March
                                beginning June 15, 2007

Initial Interest Payment Date:  June 15, 2007

Determination Date:             Second London banking day preceding the first
                                distribution reset period

Price to Public:                100.000%

CUSIP:                          41659EFL6

Lead Managers:                  Barclays Capital, Inc.
                                Wachovia Capital Markets, LLC

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(R)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL, INC. BY CALLING 1-888-227-2275 EXTENSION 2663 OR WACHOVIA CAPITAL MARKETS, LLC BY CALLING 1-866-289-1262.